UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2022

SPLASH BEVERAGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-40471	34-1720075
(Commission File Number)	(IRS Employer Identification No.)

1314 East Las Olas Blvd, Suite 221 Fort Lauderdale, Florida 33316
(Address of Principal Executive Offices)

(954) 745-5815
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SBEV	NYSE American LLC
Warrants to purchase shares of common stock	SBEV-WT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 14, 2022, Splash Beverage Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with EF Hutton, division of Benchmark Investments, LLC, as representative of the underwriters, which provided for the issuance and sale by the Company and the purchase by the underwriters, in a firm commitment underwritten public offering (the “Offering”), of 2,000,000 shares of the Company’s common stock, $0.001 par value per share. Subject to the terms and conditions contained in the Underwriting Agreement, the shares were sold at a public offering price of $4.00 per share, less certain underwriting discounts and commissions. The Company also granted the underwriters a 45-day option to purchase up to 300,000 additional shares of the Company’s common stock on the same terms and conditions for the purpose of covering any over-allotments in connection with the Offering, which option was exercised in full on February 15, 2022. The net offering proceeds to the Company from the Offering are approximately $8.0 million after deducting estimated underwriting discounts and commissions and other estimated offering expenses. The Company intends to use net proceeds from the Offering for working capital and general corporate purposes, including potential acquisitions, operating expenses and repayment of debt. Additionally, the Company may use a portion of the net proceeds from this offering to in-license, acquire or invest in complementary businesses, technologies, products or assets.

The Offering closed on February 17, 2022 and was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-259865), which was declared effective by the Securities and Exchange Commission (the “SEC”) on October 8, 2021 under the Securities Act of 1933, as amended (the “Securities Act). A final prospectus describing the terms of the Offering was filed with the SEC on February 16, 2022 and is available on the SEC’s website located at http://www.sec.gov.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act, and termination and other provisions customary for transactions of this nature. The Company and certain of its executive officers and directors have also agreed not to sell or transfer any securities of the Company held by them for a period of ninety (90) days from the date of the Offering, subject to limited exceptions.

This Current Report on Form 8-K contains forward-looking statements, such as statements related to the use of proceeds from the Offering, that involve risks and uncertainties, many of which are detailed from time to time in the Company’s filings with the SEC.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Information.

On February 14, 2022, the Company issued a press release announcing the pricing of the Offering. A copy of this press release is filed as Exhibit 99.1 hereto, and incorporated herein by reference.

On February 17, 2022, the Company issued a press release announcing the closing of the Offering as well as the exercise in full of the underwriters’ over-allotment option. A copy of the press release is included as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Number	Description
1.1	Underwriting Agreement, dated February 14, 2022, by and between Splash Beverage Group, Inc. and EF Hutton, division of Benchmark Investments, LLC, as representative of the underwriters
5.1	Opinion of Sichenzia Ross Ference LLP
23.1	Consent of Sichenzia Ross Ference LLP (included in the Opinion of Sichenzia Ross Ference LLP filed as Exhibit 5.1)
99.1	Press Release issued February 14, 2022
99.2	Press Release issued February 17, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPLASH BEVERAGE GROUP, INC.

Dated: February 17, 2022	By:	/s/ Robert Nistico
	Name:	Robert Nistico
	Title:	Chief Executive Officer